Exhibit 99.1

NEWS RELEASE

CONTACT: Phil Franklin,

Senior Vice President and CFO (773) 628-0810

LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, February 4, 2015 – Littelfuse, Inc. (NASDAQ:LFUS) today reported sales and earnings for the fourth quarter and fiscal year ending December 27, 2014.

Fourth Quarter Highlights

●

Sales for the fourth quarter of 2014 were $207 million, a 4% increase (7% excluding currency effects) compared to the prior-year quarter due primarily to continued strong growth in the automotive business. Excluding acquisitions, sales increased 2% (4% excluding currency effects) compared to the prior year.

●

On a GAAP basis, fourth quarter 2014 earnings were $0.86 per diluted share. This included $4.7 million of special items comprised primarily of restructuring charges and non-operating foreign exchange losses related to balance sheet revaluation (see Supplemental Financial Information on page 9). Excluding these special items, earnings for the fourth quarter of 2014 were $1.02 per diluted share.

●	In addition to the restructuring charges mentioned above, operating income for the fourth quarter was negatively impacted by the following:
o

Foreign currency effects primarily related to the company’s long euro exposure. In total these currency effects negatively affected operating income by approximately $2.1 million in the fourth quarter.

o

Year-end true up of certain accruals including those for customer credits, inventory reserves and medical and post-retirement plans. In total these expenses negatively affected operating income by approximately $1.9 million in the fourth quarter.

o

Performance issues at a few of the company’s plants including reduced production volumes and higher overhead expenses. In total these plant performance issues negatively affected operating income by approximately $1.0 million in the fourth quarter.

●	The effective tax rate for the fourth quarter was favorably impacted by the mix of income (less income in high tax jurisdictions) and various favorable adjustments.

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●	Sales trends by business unit for the fourth quarter were as follows:
o	Electronics sales increased 1% year over year (3% excluding currency effects) reflecting sales growth in constant currency in all regions.
o	Automotive sales increased 10% year over year (14% excluding currency effects) reflecting growth across all product categories and all regions.
o

Electrical sales were flat year over year. Excluding the effects of the SymCom acquisition and currency, electrical sales declined 12% year over year due primarily to continued weakness in mining and lower sales into the solar market. As expected, sales of the company’s custom products increased compared to the third quarter of 2014.

●	The electronics book-to-bill ratio for the fourth quarter of 2014 was 1.06 (1.00 excluding Sensors).
●

Cash provided by operating activities was $49.3 million for the fourth quarter of 2014 compared to $31.6 million for the fourth quarter of 2013. Capital expenditures for the fourth quarter of 2014 were $12.9 million compared to $9.6 million for the fourth quarter of 2013.

Full Year Highlights

●	Sales for 2014 were $852.0 million, a 12.4% increase compared to 2013. Organic growth for the year was 5.0% and acquisition growth was 7.4%.
●	On a GAAP basis, 2014 earnings were $4.37 per diluted share, an 11% increase compared to 2013.
●	Excluding special items, 2014 earnings were $4.78 per diluted share, a 7% increase compared to 2013.
●	Cash flow from operating activities for 2014 was $153.1 million, a 30% increase compared to 2013.

“After strong performance for the first three quarters of the year, fourth quarter earnings were below our expectations,” said Gordon Hunter, Chief Executive Officer. “The combination of unfavorable currency effects, non-recurring charges and poor execution in a few areas of the business made for a challenging quarter. While we will continue to be impacted by currency headwinds for the foreseeable future, we will also be taking a number of corrective actions including selective price increases, more aggressive expense controls and, where possible, moving faster on our various restructuring efforts.”

“Despite the disappointing results for the fourth quarter, our full year performance was solid,” said Phil Franklin, Chief Financial Officer. “Cash flow continues to be a bright spot as we generated cash from operating activities of $153.1 million for 2014. This beat our previous record by over $30 million.”

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Outlook.

●

Sales for the first quarter of 2015 are expected to be in the range of $202 to $212 million which represents flat revenue at the midpoint compared to the prior year after currency effects (approximately 4% growth in constant currency).

●	Earnings for the first quarter of 2015 are expected to be in the range of $1.00 to $1.14 per diluted share. This includes negative currency effects of approximately $0.10 compared to the prior year.

“It now seems likely that we will be facing currency headwinds for much of 2015,” said Franklin. “At the current exchange rates, we estimate that sales would be negatively impacted by approximately $30 million and earnings by approximately 40 cents per share compared to 2014. Nevertheless, with our planned improvements in the electrical, automotive sensor and CVP businesses, continued solid performance in the core automotive and electronics businesses and a lower tax rate, we believe we can achieve 2015 earnings above $5.00 per share.

Dividend

The company will pay a cash dividend of $0.25 per common share on March 5, 2015 to shareholders of record at the close of business on February 13, 2015.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, February 4, 2015, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the fourth quarter results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through March 31, 2015 on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 8,000 employees in more than 35 locations throughout the Americas, Europe and Asia.  For more information, please visit the Littelfuse website: littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 28, 2013. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 28, 2013.

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LITTELFUSE, INC.

Net Sales and Operating Income by Business Unit

(In thousands of USD, unaudited)

	Fourth Quarter			Year-to-Date
	2014	2013	% Change	2014	2013	% Change

Net Sales
Electronics (2)	$96,339	$95,174	1%	$410,065	$367,052	12%
Automotive (3)	80,332	72,888	10%	325,415	267,207	22%
Electrical (4)	29,949	30,067	(0%)	116,515	123,594	(6%)

Total net sales (1)	$206,620	$198,129	4%	$851,995	$757,853	12%

(1)	Total net sales for 2014 include an incremental $4.3M for the quarter and $56.1M year-to-date from business acquisitions.
(2)	Total Electronics net sales for 2014 include an incremental $16.3M year-to-date from the Hamlin acquisition.
(3)	Total Automotive net sales for 2014 include an incremental $20.2M year-to-date from the Hamlin acquisition.
(4)	Total Electrical net sales for 2014 include an incremental $4.3M for the quarter and $19.6M year-to-date from the SymCom acquisition.

	Fourth Quarter				Year-to-Date
	2014		2013	% Change	2014	2013		% Change

Operating Income/(Expense)
Electronics	$16,176		$17,275	(6%)	$86,981	$69,559		25%
Automotive	9,928		9,639	3%	45,086	39,170		15%
Electrical	3,133		5,562	(44%)	10,674	24,363		(56%)
Other (5)	(2,846)	(6)	347	(920%)	(8,911)	(3,211)		178%

Total operating income	$26,391		$32,823	(20%)	$133,830	$129,881		3%

Interest expense	1,167		958		4,903	2,917
Investment impairment	-		-		-	10,678	(7)
Foreign exchange (gain) loss	1,903		(1,374)		3,925	(3,303)
Other (income) expense, net	(1,751)		(1,103)		(6,644)	(4,646)

Income before taxes	$25,072		$34,342	(27%)	$131,646	$124,235		6%

(5)	"Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales.
(6)

Primarily consists of tax consulting and legal expenses to effect changes in the company's legal structure that will enable the up-streaming of cash to the U.S. ($1.1M), severance and restructuring charges at various locations ($1.2M), acquisition-related expenses ($0.3M) and asset impairments ($0.3M).

(7)	Impairment and loan losses from investment in Shocking Technologies.

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LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	December 27, 2014	December 28, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$297,571	$305,192
Short-term investments	4,302	6,886
Accounts receivable, less allowances	135,356	127,887
Inventories	97,391	92,591
Deferred income taxes	17,481	10,463
Prepaid expenses and other current assets	13,904	17,080
Assets held for sale	5,500	5,500
Total current assets	571,505	565,599
Property, plant and equipment:
Land	5,697	4,382
Buildings	64,609	59,699
Equipment	370,179	354,475
	440,485	418,556
Accumulated depreciation	(281,845)	(268,383)
Net property, plant and equipment	158,640	150,173
Intangible assets, net of amortization:
Patents, licenses and software	23,640	25,166
Distribution network	19,428	22,770
Customer lists, trademarks and tradenames	60,605	50,421
Goodwill	196,256	186,464
	299,929	284,821
Investments	12,056	12,286
Deferred income taxes	5,393	5,092
Other assets	23,303	6,402
Total assets	$1,070,826	$1,024,373

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$50,793	$33,872
Accrued payroll	30,511	29,437
Accrued expenses	13,059	13,087
Accrued severance	790	182
Accrued income taxes	9,045	5,931
Deferred income taxes	-	229
Current portion of accrued post-retirement benefits	11,768	-
Current portion of long-term debt	88,500	126,000
Total current liabilities	204,466	208,738
Long-term debt, less current portion	106,658	93,750
Deferred income taxes	11,076	11,585
Accrued post-retirement benefits	5,147	8,528
Other long-term liabilities	15,814	14,856
Total equity	727,665	686,916
Total liabilities and equity	$1,070,826	$1,024,373

Common shares issued and outstanding of 22,585,529 and 22,467,491 at December 27, 2014 and December 28, 2013, respectively.

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LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Net sales	$206,620	$198,129	$851,995	$757,853

Cost of sales	131,061	121,020	527,567	461,621

Gross profit	75,559	77,109	324,428	296,232

Selling, general and administrative	37,829	34,566	146,975	132,657
Research and development expenses	8,289	6,690	31,122	24,415
Amortization of intangibles	3,050	3,030	12,501	9,279
	49,168	44,286	190,598	166,351

Operating income	26,391	32,823	133,830	129,881

Interest expense	1,167	958	4,903	2,917
Impairment and loan loss in unconsolidated affiliate	-	-	-	10,678
Foreign currency revaluation (income) expense	1,903	(1,374)	3,925	(3,303)
Other (income) expense, net	(1,751)	(1,103)	(6,644)	(4,646)

Income before income taxes	25,072	34,342	131,646	124,235
Income taxes	5,561	10,684	32,228	35,451

Net income	$19,511	$23,658	$99,418	$88,784

Net income per share:
Basic	$0.86	$1.05	$4.41	$3.98
Diluted	$0.86	$1.04	$4.37	$3.94

Weighted average shares and equivalent shares outstanding:
Basic	22,563	22,440	22,543	22,315
Diluted	22,729	22,657	22,727	22,537

Diluted Net Income Per Share
Net income as reported	$19,511	$23,658	$99,418	$88,784
Less: income allocated to participating securities	-	(6)	-	(51)
Net income available to common shareholders	$19,511	$23,652	$99,418	$88,733

Weighted average shares adjusted for securities	22,729	22,657	22,727	22,537

Diluted net income per share	$0.86	$1.04	$4.37	$3.94

Comprehensive (loss) income	$(8,569)	$27,022	$57,875	$92,653

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LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Twelve Months Ended
	December 27, 2014	December 28, 2013

OPERATING ACTIVITIES:
Net income	$99,418	$88,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,374	25,201
Amortization of intangibles	12,501	9,279
Impairment and loan loss in unconsolidated affiliate	-	10,678
Provision for bad debts	130	289
Non-cash inventory charge (1)	2,769	1,525
Stock-based compensation	9,069	8,609
Excess tax benefit on stock-based compensation	(2,843)	(4,054)
Loss on sale of assets	1,042	92
Deferred income taxes	(4,488)	6,640
Changes in operating assets and liabilities:
Accounts receivable	(13,062)	(16,683)
Inventories	(2,258)	(5,486)
Accounts payable	17,281	2,000
Accrued expenses (including post retirement)	(1,577)	(8,906)
Accrued payroll and severance	2,360	8,032
Accrued taxes	(549)	(10,773)
Prepaid expenses and other	3,974	2,140
Net cash provided by operating activities	153,141	117,367

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(32,281)	(34,953)
Acquisition of businesses, net of cash acquired	(56,368)	(144,382)
Purchase of short-term investments	(4,331)	(8,478)
Proceeds from maturities of short-term investments	6,770	2,044
Increase in entrusted loan receivable	(17,908)	-
Proceeds from sale of assets	125	176
Net cash used in investing activities	(103,993)	(185,593)

FINANCING ACTIVITIES:
Proceeds from term loan	-	100,000
Proceeds of revolving credit facility	97,500	160,500
Proceeds from entrusted loan	17,908	-
Payments of term loan	(5,000)	(1,250)
Payments of revolving credit facility	(135,000)	(123,500)
Debt issuance costs paid	(107)	(809)
Cash dividends paid	(21,175)	(18,722)
Purchase of common stock	(14,283)	-
Proceeds from exercise of stock options	14,061	21,959
Excess tax benefit on stock-based compensation	2,843	4,054
Net cash (used in) provided by financing activities	(43,253)	142,232

Effect of exchange rate changes on cash and cash equivalents	(13,516)	(4,218)

Increase in cash and cash equivalents	(7,621)	69,788
Cash and cash equivalents at beginning of period	305,192	235,404
Cash and cash equivalents at end of period	$297,571	$305,192

(1)	Purchase accounting adjustment related to acquisitions.

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LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-14	Q2-14	Q3-14	Q4-14	YTD-14	Q1-13	Q2-13	Q3-13	Q4-13	YTD-13
GAAP diluted EPS	$1.12	$1.08	$1.32	$0.86	$4.37	$0.51	$1.18	$1.19	$1.04	$3.94
EPS impact of special items (below)	0.04	0.18	0.03	0.16	0.41	0.44	(0.03)	0.07	0.04	0.52
Adjusted diluted EPS	$1.16	$1.26	$1.35	$1.02	$4.78	$0.95	$1.15	$1.26	$1.08	$4.46
Year-over-year adjusted EPS growth	22%	10%	7%	-6%	7%

Special Items (income)/expense

Purchase accounting adjustment	$1.4	$1.4	$-	$-	$2.8	$-	$1.7	$0.3	$(0.5)	$1.5
Restructuring	-	2.0	1.1	2.2	5.3	-	-	-	-	-
Impairment charges	-	-	-	0.3	0.3	-	-	-	-	-
Acquisition expenses	-	0.2	-	0.3	0.5	-	1.2	0.3	0.2	1.7
Adjustment to Operating income	1.4	3.5	1.1	2.8	8.9	-	2.9	0.6	(0.3)	3.2
Impairment charges	-	-	-	-	-	10.7	-	-	-	10.7
Foreign exchange (gain)/loss	(0.3)	2.4	(0.1)	1.9	3.9	-	(3.7)	1.5	(1.4)	(3.6)
Adjustment to pre-tax income	$1.2	$5.9	$1.0	$4.7	$12.8	$10.7	$(0.8)	$2.1	$(1.7)	$10.3

EPS impact of above special items	$0.04	$0.18	$0.03	$0.16	$0.41	$0.29	$(0.03)	$0.07	$(0.06)	$0.27
EPS impact of Shocking tax adjustment	-	-	-	-	-	0.15	-	-	0.12	0.27
EPS impact of other special tax items	-	-	-	-	-	-	-	-	(0.02)	(0.02)
Total EPS impact	$0.04	$0.18	$0.03	$0.16	$0.41	$0.44	$(0.03)	$0.07	$0.04	$0.52

Operating margin / EBITDA reconciliation
	Q1-14	Q2-14	Q3-14	Q4-14	YTD-14	Q1-13	Q2-13	Q3-13	Q4-13	YTD-13

Net sales	$206.9	$220.9	$217.6	$206.6	$852.0	$170.9	$187.8	$201.0	$198.1	$757.9

GAAP operating income	$33.6	$33.7	$40.1	$26.4	$133.8	$28.1	$31.4	$37.6	$32.8	$129.9
Add back special operating items	1.4	3.5	1.1	2.8	8.9	-	2.9	0.6	(0.3)	3.2
Adjusted operating income	$35.0	$37.3	$41.3	$29.2	$142.7	$28.1	$34.3	$38.2	$32.5	$133.1
Adjusted operating margin	16.9%	16.9%	19.0%	14.1%	16.7%	16.5%	18.3%	19.0%	16.4%	17.6%

Add back amortization	3.2	3.1	3.2	3.1	12.6	1.6	1.9	2.7	3.0	9.3
Add back depreciation	7.0	7.5	7.3	7.6	29.3	6.2	6.5	6.9	5.6	25.2
Adjusted EBITDA	$45.2	$47.8	$51.7	$39.9	$184.6	$35.9	$42.8	$47.8	$41.1	$167.6
Adjusted EBITDA margin	21.8%	21.7%	23.8%	19.3%	21.7%	21.0%	22.8%	23.8%	20.7%	22.1%
Year-over-year adjusted EBITDA growth	26%	12%	8%	-3%	10%

Note: Totals will not always foot due to rounding

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